EXHIBIT 10(ss)

                               DATED 7 MAY 1997

                              MANAGEMENT SERVICES
                                   AGREEMENT

                            Sons of Gwalia Limited
                                    ("SGW")
                          Coeur Australia Pty Limited
                                   ("Coeur")
                            Gasgoyne Gold Mines NL
                                 ("Gasgoyne")


                           Mallesons Stephen Jaques
                                  Solicitors

                            Governor Phillip Tower
                                1 Farrer Place
                                Sydney NSW 2000
                          Telephone (61 2) 9296 2000
                             Fax (61 2) 9296 3999
                                 DX 113 Sydney
                                 Ref: JJW:AGB


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                                                                             1

  CONTENTS       MANAGEMENT SERVICES AGREEMENT
 ----------------------------------------------
 1    INTERPRETATION                                     1
 2    TERM                                               3
 3    APPOINTMENT OF MANAGER                             3
            Duties                                       3
 4    PERFORMANCE OF THE SERVICES                        4
            Standard of performance                      4
            Approval of key issues                       4
            Force majeure                                5
 5    FEES AND REIMBURSEMENT OF COSTS                    6
            Fees                                         6
            Reimbursement of costs                       6
 6    RELATIONSHIP OF THE PARTIES                        7
 7    REMOVAL OF SGW AS MANAGER                          7
 8    TERMINATION                                        7
 9    COSTS                                              8
10    NOTICES                                            8
11    ENTIRE AGREEMENT                                   9
12    ASSIGNMENT                                         9
13    MISCELLANEOUS                                      9
            Exercise of rights                           9
            Waiver and variation                         9
            Approvals and consents                       9
            Remedies cumulative                          9
            Further assurances                           9
            Counterparts                                10
14 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS   10


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                                                                             1

            MANAGEMENT SERVICES AGREEMENT

DATE:       7 May 1997

PARTIES: SONS OF GWALIA LIMITED (ACN 008 994 287) of 16 Parliament Place, West Perth, Western Australia ("SGW")
            COEUR AUSTRALIA PTY LIMITED (ACN 077674974) of LEVEL 53, Governor Phillip TOWER, 1 Farrer Place, Sydney ("COEUR")
            GASGOYNE GOLD MINES NL (ACN 009212382) of 16 Parliament Place, West Perth, Western Australia "GASGOYNE")

RECITALS:

      A. SGW and Coeur will be equal shareholders in Gasgoyne as at the Effective Date and have entered into the Shareholders Agreement with respect to their shareholdings in Gasgoyne.

      B. Gasgoyne wishes to appoint SGW as the manager and operator of its assets and business on the terms and conditions of this agreement.

OPERATIVE PROVISIONS:

1     INTERPRETATION

      1.1 The following words have these meanings in this agreement unless the contrary intention appears.

            $ means the lawful currency of Australia.

            BOARD means the board of directors of Gasgoyne.

            EFFECTIVE  DATE  has  the  same  meaning  as in  the  Shareholders
            Agreement.

            EXPENSES means all costs and expenses reasonably incurred by SGW in the provision of the Services including, but not limited to, wages, customary fringe benefits costs and out-of-pocket expenses.

            FORCE MAJEURE means any act, event or cause which is beyond the reasonable control of the party concerned (other than lack of or unavailability of its funds) including:

            (a) act of God, war (whether declared or not), sabotage, insurrection, national emergency, martial law, fire, lightening, flood, earthquake, landslide, storm or other severe adverse weather conditions, explosion, power shortage, strike or other labour difficulty (whether or not involving employees of the party affected), epidemic, quarantine, radiation or radioactive contamination;

            (b) action or inaction of any government, governmental body or court, including expropriation, intervention, direction or injunction, by legislation, regulation or otherwise;


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                                                                             2

            (c) breakdown of plant or equipment, or shortages of labour, transportation, fuel, power, plant, equipment or materials; and

            (d)   any other cause which  despite the  exercise of foresight or
                  due  diligence.   the  parties  are  unable  to  prevent  or
                  overcome.

            JOINT VENTURE AGREEMENTS means:

            (a)   the Yilgarn Star Joint Venture Agreements;

            (b) the Marvel Loch Joint Venture Agreement between Gasgoyne and Orion dated 18 May 1993;

            (c) the Marvel Loch 2 Exploration Joint Venture Agreement between Gasgoyne, Orion, Mount Edon Gold Mines (Aust) Limited and Scanfire Exploration Pty Limited dated June 1996; and

            (d) the Star Mill Joint Venture Agreement between Orion and Gasgoyne dated 9 March 1994.

            ORION means Orion Resources NL.

            SHAREHOLDERS AGREEMENT means the agreement so entitled dated on or about the date of this agreement between SGW, Orion Resources NL, Burmine Investments Pty Limited, Coeur and Gasgoyne.

            YILGARN STAR PRODUCTION JOINT VENTURE means the joint venture carried on pursuant to the Yilgarn Star Production Joint Venture Agreement.

            YILGARN STAR JOINT VENTURE AGREEMENTS means:

            (a)   the Yilgarn Star Production Joint Venture Agreement; and

            (b) the Yilgarn Star Exploration Joint Venture Agreement dated 13 February 1991 between Gasgoyne, Orion and Bredelle Pty Limited.

            YILGARN STAR PRODUCTION JOINT VENTURE AGREEMENT means the Yilgarn Star Production Joint Venture Agreement dated 7 January 1991 as amended between Gasgoyne, Orion and Bredelle Pty Limited

      1.2   In this agreement unless the contrary intention appears:

            (a) a reference to a clause, schedule, annexure or appendix is a reference to a clause of or schedule, annexure or appendix to this agreement and references to this agreement include any recital, schedule, annexure or appendix;

            (b) a reference to this agreement or another instrument includes any variation or replacement of either of them;

            (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;


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                                                                             3

            (d)   the singular includes the plural and vice versa;

            (e) the word person includes a firm, a body corporate, an unincorporated association or an authority;

            (f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, but not limited to, persons taking by novation) and assigns;

            (g) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; and

            (h) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

      1.3 A reference to approval by the Board means approval by the Board in accordance with the provisions of the Shareholders Agreement relating to Board approvals.

      1.4 Headings are inserted for convenience and do not affect the interpretation of this agreement.

2     TERM

      2.1 This agreement will commence on and from the Effective Date and continue until such time as it is terminated with respect to any or all of the Services in accordance with clause 8 of this agreement.

3     APPOINTMENT OF MANAGER

      3.1 In accordance with and, subject to the terms and conditions of, the Shareholders Agreement, Gasgoyne appoints, on and from the Effective Date, SGW to conduct, manage and operate the business and assets of Gasgoyne on the terms and conditions of this agreement and in accordance with the instructions that SGW as manager may from time to time receive from the Board and SGW accepts that appointment.

DUTIES

      3.2 The duties of SGW as manager will be to manage and conduct the business and operations of Gasgoyne in accordance with the Shareholders Agreement and the terms and conditions of this agreement. In furtherance of its duties SGW must, subject to clause 4, cause to be undertaken on behalf of Gasgoyne all things necessary for the conduct of Gasgoyne's business and operations including, but not limited to:

            (a) financial services including taxation, business analysis, accounting, finance and information technology;

            (b)   administrative    services   including   legal,    statutory
                  reporting.   accounts   payable,   invoices   and   payroll,
                  administration;


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                                                                             4

            (c) mining services including exploration and geology, project engineering, mining engineering, systems and planning;

            (d)   administration of all real property related activities;

            (e)   business   development  and  technical   services  including
                  business planning, environmental services and maintenance systems and support;

            (f)   marketing   services   including   technical   services  and
                  operations, promotions and sales;

            (g) such services as are necessary to enable Gasgoyne to comply with its obligations under the Joint Venture Agreements; and

            (h) any other services agreed to by the parties to this agreement.

4     PERFORMANCE OF THE SERVICES

STANDARD OF PERFORMANCE

      4.1 SGW must carry out its obligations under this agreement in accordance with the standards of a reasonable and prudent manager and operator carrying on similar services.

APPROVAL OF KEY ISSUES

      4.2 The parties acknowledge that SGW effectively manages the Yilgarn Star Production Joint Venture through its wholly owned subsidiary, Orion.

      4.3 Subject to clause 4.4, SGW must procure that decisions on each of the following matters ("KEY ISSUES") with respect to the business and operations of Gasgoyne (including the Yilgarn Star Production Joint Venture) are not implemented without the prior approval of both SGW and Coeur:

            (a) approval and implementation of annual operating plans and budgets;

            (b)   approval of annual capital expenditure budgets;

            (c)   approval of material contracts;

            (d) any shutdown or substantial curtailment of operations. For the purposes of this paragraph, the phrase "substantial curtailment of operations" means a 25% annual reduction in current annual mine production compared to the prior year's actual mine production;

            (e) any changes in the existing mining plans or any adoption of a new mining plan which could materially affect mine life or grade of ore;


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                                                                             5

            (f) approval of operating plans and budgets which would increase operating expenses by 10% or more over the prior year's operating expenses.

      4.4 For the purpose of approving the key issues, SGW and Coeur will be deemed to have voting rights in relation to the decision equal to their proportionate shareholdings (which shall be deemed to include the shareholdings of any Wholly owned Subsidiary or Parent as those terms are defined in the Shareholders Agreement) in Gasgoyne. In the case of a tied vote in relation to the key issues in clause 4.3(a), (b) or (c) above, the decision of SGW will prevail.

      4.5 SGW must procure that, in relation to the Yilgarn Star Production Joint Venture (and any other of Gasgoyne's joint ventures or assets which are managed by Orion), Orion is bound by, and acts (including by voting through its representative on the operating committee of the Yilgarn Star Production Joint Venture) in accordance with, decisions by SGW and Coeur as to the key issues.

      4.6 SGW and Coeur must procure that Gasgoyne's representatives on the operating committee of the Yilgarn Star Production Joint Venture vote in accordance with the parties decisions on key issues.

      4.7 On matters concerning the Joint Venture Agreements other than the key issues, Gasgoyne's representatives on the operating committees under those Joint Venture Agreements must vote in accordance with the directions of SGW.

      4.8 Subject to clause 4.3, SGW must procure that the business of Gasgoyne (including the Yilgarn Star Production Joint Venture) is managed and operated in accordance with the relevant joint venture agreements to which Gasgoyne is a party.

FORCE MAJEURE

      4.9 If, as a direct result of force majeure SGW becomes unable to perform, wholly or in part, any of its obligations under this agreement, SGW:

            (a) is to give the other parties prompt notice of the force majeure with reasonably full particulars and, insofar as known to it, the probable extent to which it will be unable to perform, or be delayed in performing its obligations; and

            (b) is to use all possible diligence to overcome or remove the force majeure concerned.

      4.10  Clause 4.9 does not require SGW to:

            (a) settle any strike or other labour difficulty on terms contrary to its wishes; or

            (b) contest to the validity or enforceability of any law, regulation or order by way of legal proceedings.


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                                                                             6

      4.11 The liability of SGW to comply with its obligations resumes as soon as it is no longer affected by the force majeure.

      4.12 If at any time SGW is prevented from performance by an event of force majeure, Gasgoyne is free to cause those services to be performed itself or by a third party.

5     FEES AND REIMBURSEMENT OF COSTS

FEES

      5.1 In consideration of SGW agreeing to accept the appointment as manager of Gasgoyne and providing the services contemplated by this agreement ("Services") , Gasgoyne must pay to SGW monthly:
            (a) a management services fee of $$ 175,000 per annum; and (b) an additional management fee of $3,000 per month which is payable until the settlement of the sale of Gasgoyne's Awak Mas interests to Lone Star Exploration NL pursuant to a letter agreement dated 5 May 1997 signed by Lone Star Exploration NL, Gasgoyne and others.

            The parties acknowledge that the additional fee payable under clause 5.1 (b) is in consideration of SGW's managing role in reviewing the Awak Mas work programme, monitoring the Contract of Works extension negotiations (and assisting where necessary) and ensuring that settlement of the sale of Gasgoyne's Awak Mas interests progresses in accordance with the letter agreement described above.

            The monthly management services fee will be reviewed annually by the parties and will be adjusted (upwards only) for movements in the Consumer Price Index All Groups Perth.

REIMBURSEMENT OF COSTS

      5.2 Subject to this clause 5, Gasgoyne must reimburse SGW for all Expenses properly incurred by SGW in providing the Services.

      5.3 Gasgoyne is only obliged to reimburse SGW for Expenses under clause 5.2 where the Expenses have been estimated in advance of the performance of the relevant Services and included in any Gasgoyne budgets which are prepared in accordance with clause 5 or, if not previously budgeted, otherwise approved by the Board.

      5.4   SGW must invoice Gasgoyne periodically, but at least quarterly.

      5.5   The invoices submitted pursuant to clause 5.4 must:

            (a)   contain full particulars of all Expenses;

            (b) contain a reasonably detailed itemisation of the Services performed; and

            (c) be related to the estimate of the Expenses provided in accordance with clause 5.3.


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                                                                             7

      5.6 The parties each have the right to audit all records of Gasgoyne or SGW directly related to the provision of the Services and upon which any invoice is based at reasonable times and upon reasonable notice and must allow each other access to such records for this purpose.

6     RELATIONSHIP OF THE PARTIES

      6.1 In providing the Services, SGW shall at all times be independent contractor and, except to the extent that by mutual agreement between the parties, any person made available by SGW to Gasgoyne is to be employed by Gasgoyne, neither SGW nor any person made available by it will be an employee of Gasgoyne.

      6.2 SGW will be solely responsible for all matters relating to the payment of its own employees, and of any person made available by it to Gasgoyne.

7     REMOVAL OF SGW AS MANAGER

      7.1 SGW is entitled to remain as manager pursuant to the appointment in clause 3.1 for only so long as it holds 50% or more of the issued shares of Gasgoyne or is the largest individual shareholder in Gasgoyne.

      7.2 Where SGW loses its entitlement to remain as manager under clause 7.1, the Gasgoyne shareholder then having the largest shareholding in Gasgoyne will be entitled to appoint the manager of the business and operations of Gasgoyne and the parties must do everything necessary to enter into a management services agreement with that shareholder on substantially the same terms as, and in lieu of, this agreement.

8     TERMINATION

      8.1 In addition to any right of termination a party may have under general law, this agreement and the provision of the Services will terminate immediately:

            (a) upon the appointment of another person as manager pursuant to clause 7.2; or

            (b)   upon termination of the Shareholders Agreement.

8.2   The termination of this agreement however caused:

            (a)   will  be  without  prejudice  to any  obligation  which  has
                  accrued  prior  to  that   termination   and  which  remains
                  unsatisfied; and

            (b) will not affect any provision of this agreement which is expressed to come into effect on or to continue in effect after, that termination.


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                                                                             8

9     COSTS

            Each party agrees to bear its own legal and other costs and expenses in connection with the preparation and execution of this agreement.

10    NOTICES

      10.1 A notice, approval, consent, or other communication in connection with this agreement:

            (a)   must be in writing;

            (b)   must be marked for the  attention of the person named below;
                  and

            (c) must be left at the address of the addressee or, except where it is required to be delivered, sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this clause or if the addressee notifies another address or facsimile number then to that address or facsimile number.

                  The address and facsimile number of the parties is;

                  SGW
                  Address:      16 Parliament Place
                                West Perth WA 6005
                  Facsimile:    (619) 481 1271
                  Attention:    Peter Lalor


                  COEUR
                  Address:      505 Front Avenue
                                Coeur d'Alene
                                Idaho 83814 USA
                  Facsimile:    (208) 667 2213
                  Attention:    Mr Dennis Wheeler

                  GASGOYNE
                  Address:      16 Parliament Place
                                West Perth WA 6005
                  Facsimile:    (619) 481 1271
                  Attention:    Chris Lalor

      10.2 A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

      10.3  A letter or facsimile is taken to be received:

            (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

            (b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which


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                                                                             9

                  indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

11    ENTIRE AGREEMENT

            This agreement contains the entire agreement of the parties with respect to the subject matter. IT sets out the only conduct relied on by the parties and supersedes all earlier conduct by the parties with respect to its subject matter.

12    ASSIGNMENT

      12.1 The rights and obligations of each party under this agreement are personal and cannot be assigned, charged or otherwise dealt with, and no parties shall attempt or purport to do so without the prior written consent of all the parties.

      12.2 SGW may not sub-contract any part or parts of its obligations under this agreement to any person other than a wholly owned subsidiary without the prior consent of Gasgoyne and Coeur.

13    MISCELLANEOUS

EXERCISE OF RIGHTS

      13.1 A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

WAIVER AND VARIATION

      13.2  A provision of or a right created under this agreement may not be:

            (a) waived except in writing signed by the party granting the waiver; or

            (b)   varied except in writing signed by the Parties.

APPROVALS AND CONSENTS

      13.3 A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

REMEDIES CUMULATIVE

      13.4 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

FURTHER ASSURANCES

      13.5 Each party agrees, at its own expense, on the request of another party, to do everything reasonably necessary to give effect to this agreement


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                                                                            10

            and the transactions contemplated by it, including, but not limited to, the execution of documents, and to use all reasonable endeavours to cause relevant third parties to do likewise.

COUNTERPARTS

      13.6 This agreement may be signed in any number of counterparts. All such counterparts taken together constitute one and the same instrument.

14    GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

      14.1 This agreement and the transactions contemplated by this agreement are governed by the law in force in Perth.

      14.2 Each party irrevocably and unconditionally submits and agrees to procure that its Related Bodies Corporate submit to the non-exclusive jurisdiction of the courts of Perth, courts exercising Federal jurisdiction in Perth and courts of appeal from them for determining any dispute concerning this agreement, or the transactions contemplated by this agreement. Each party waives and agrees to procure that its Related Bodies Corporate waive any right they have to object to an action being brought in those courts including, but not limited to, claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

      14.3 Without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 9.

EXECUTED as an agreement


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                                                                            11

EXECUTION PAGE

THE COMMON SEAL OF SONS OF                )
GWALIA LIMITED is affixed in accordance   )
with its articles of association in the   )
presence of                               )

 /s/CHRIS LALOR                                /s/EARDLEY M. ROSS-ADJIE
 ------------------------------                ------------------------------
 Signature of authorised person                Signature of authorised person

 Executive Director                            Executive Director
 ------------------------------                ------------------------------
 Office held                                   Office held

 Chris Lalor                                   Eardley M. Ross-Adjie
 ------------------------------                ------------------------------
 Name of authorised person                     Name of authorised person


SIGNED for and on behalf of COEUR         )
AUSTRALIA PLY LIMITED:                    )

                                               ------------------------------


THE COMMON SEAL of GASGOYNE GOLD MINES NL is affixed in accordance with its articles of association in the presence of:

 /s/CHRIS LALOR                                /s/EARDLEY M. ROSS-ADJIE
 ------------------------------                ------------------------------
 Signature of authorised person                Signature of authorised person

 Executive Director                            Executive Director
 ------------------------------                ------------------------------
 Office held                                   Office held

 Chris Lalor                                   E M Ross-Adjie
 ------------------------------                ------------------------------
 Name of authorised person                     Name of authorised person